FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP AND COMMUNITY WEST BANCSHARES ANNOUNCE RECEIPT OF SHAREHOLDER APPROVAL FOR MERGER

Fresno and Goleta, California…February 9, 2024…Central Valley Community Bancorp (Central Valley), (NASDAQ: CVCY), headquartered in Fresno, California, together with its banking subsidiary, Central Valley Community Bank (CVCB) and Community West Bancshares (Community West), (NASDAQ: CWBC), parent company of Community West Bank (CWB), headquartered in Goleta, California, announced today that shareholders of both companies approved the merger of Community West with and into Central Valley, with Central Valley as the resulting company, and Community West Bank with and into Central Valley Community Bank at special meetings held on February 8, 2024.

Additionally, all required regulatory approvals have been received for the merger and the closing of the transaction is expected to be completed as of April 1, 2024, subject to certain other customary closing conditions. Following the closing of the merger, the resulting company will assume the name Community West Bancshares, and Central Valley Community Bank will assume the name Community West Bank to reflect the expanded territory of the combined company. The conversion of all operational systems is expected to be completed in the third quarter of 2024.

Based on financial results as of September 30, 2023, the combined company will have approximately $3.6 billion in total assets and 27 banking centers located in Central California.

“Shareholder approval from both banks confirms their confidence in the merger and brings us one step closer to uniting our two great organizations,” stated James J. Kim, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank. “We are proud of our 44-year history of financial performance, and equally proud to have Community West Bank’s team joining our team to expand service in Central California. Together, we look forward to providing enhanced professional employee development opportunities and the highest standards of service to our valued clients and the communities we are so fortunate to support.”

“We believe the future is bright for Community West Bank as a combined organization with Central Valley Community Bank. The shared values, corporate cultures and impressive history of both banks will bring greater opportunity to shareholders, clients, employees and the community,” stated Martin E. Plourd, CEO and Director of Community West Bancshares and Community West Bank.

About Central Valley Community Bancorp

Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank (CVCB), headquartered in Fresno, California, was founded in 1979 and is the banking subsidiary of Central Valley Community Bancorp. CVCB operates 20 full-service Banking Centers throughout California’s San Joaquin Valley and Greater Sacramento region, in addition to CVCB maintaining Commercial, Real Estate and Agribusiness Lending, as well as Private Banking and Cash Management Departments.

Members of Central Valley Community Bancorp’s and CVCB’s Board of Directors are:
Daniel J. Doyle (Chairman), Daniel N. Cunningham (Vice Chairman), F. T. “Tommy” Elliott, IV, Robert J. Flautt, Gary D. Gall, James J. Kim, Andriana D. Majarian, Steven D. McDonald, Louis McMurray, Karen A. Musson, Dorothea D. Silva, and William S. Smittcamp. More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter, Facebook and LinkedIn.

About Community West Bancshares

Community West Bancshares is a financial services company with headquarters in Goleta, California. The Company is the holding company for Community West Bank, the largest publicly traded community bank (by assets) serving California’s Central Coast area of Ventura, Santa Barbara and San Luis Obispo Counties. Community West Bank has seven full-service California branch banking offices in Goleta, Santa Barbara, Santa Maria, Ventura, San Luis Obispo, Oxnard and Paso Robles. The principal business activities of the Company are relationship banking, manufactured housing lending and government guaranteed lending.

Central Valley Community Bancorp Investor Contact: Media Contact:
Shannon Livingston Debbie Nalchajian-Cohen
Central Valley Community Bank Central Valley Community Bank
(916) 235-4617 or (559) 289-8470 cell (559) 222-1322 or (559) 281-1312 cell

Community West Bancshares Investor Contact:
Richard Pimentel
Community West Bank
(805) 692-4410

Forward-Looking Statements – This press release contains certain forward-looking information about Central Valley, Community West, and the combined company after the close of the merger and is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks, uncertainties, and contingencies, many of which are difficult to predict and are generally beyond the control of Central Valley, Community West and the combined company. Central Valley and Community West caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. In addition to factors previously disclosed in reports filed by Central Valley and Community West with the SEC, risks and uncertainties for each institution and the combined institution include, but are not limited to, conditions to the closing of the merger may not be satisfied; the expected business expansion may be less successful as projected; the integration of each party’s management, personnel and operations may not be successfully achieved or may be materially delayed or may be more costly or difficult than expected, deposit attrition, customer or employee loss and/or revenue loss as a result of the announcement of the proposed merger, and expenses related to the proposed merger may be greater than; and other risk factors described in documents filed by Central Valley and Community West with the SEC. All forward-looking statements included in this press release are based on information available at the time of this press release. We are under no obligation to and expressly disclaim any such obligation to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.